UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017 (May 22, 2017)

Emerald Expositions Events, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31910 Del Obispo Street Suite 200 San Juan Capistrano, California		92675
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement

On May 22, 2017, Emerald Expositions Holding, Inc. (“EEH”), a wholly-owned subsidiary of Emerald Expositions Events, Inc. (the “Company”), amended and restated its senior secured credit facilities.

The amended and restated senior secured credit facilities (the “Senior Secured Credit Facilities”), which were entered into with a syndicate of lenders and Bank of America, N.A., as administrative agent, consist of (i) a seven-year $565.0 million senior secured term loan facility (the “Term Loan Facility”), scheduled to mature on May 22, 2024 and (ii) a $150.0 million senior secured revolving credit facility (the “Revolving Credit Facility”), scheduled to mature on May 23, 2022. The proceeds of the Senior Secured Credit Facilities were used to refinance all existing loans outstanding under EEH’s previous senior secured credit facilities, and to pay costs and expenses in connection with the refinancing.

Rates and Fees

Loans under the Senior Secured Credit Facilities bear interest at a rate equal to, at EEH’s option, either:

(a) a base rate equal to the greatest of: (i) the administrative agent’s prime rate; (ii) the federal funds effective rate plus 50 basis points and (iii) one month LIBOR plus 1.00%; in each case plus 2.00%, or

(b) LIBOR plus 3.00%;

in each case, subject to one step-down of 0.25% upon achievement of a Total First Lien Net Leverage Ratio (as defined in the Senior Secured Credit Facilities) of 2.75 to 1.00 and, with respect to the Revolving Credit Facility only, one additional step-down of 0.25% upon achievement of a Total First Lien Net Leverage Ratio of 2.50 to 1.00.

The Revolving Credit Facility is subject to payment of a commitment fee of 0.50% per annum, calculated on the unused portion of the facility, which may be reduced to 0.375% upon achievement of a Total First Lien Net Leverage Ratio of 3.50 to 1.00. Upon the issuance of letters of credit under the Senior Secured Credit Facilities, EEH is required to pay fronting fees, customary issuance and administration fees and a letter of credit fee equal to the then-applicable margin (as determined by reference to LIBOR) for the Revolving Credit Facility.

Payments and Commitment Reductions

The Term Loan Facility requires scheduled quarterly payments, each equal to 0.25% of the original principal amount of the loans made under the Term Loan Facility on May 22, 2017.

The Senior Secured Credit Facilities require certain mandatory prepayments of outstanding loans under the Term Loan Facility, subject to certain exceptions, based on (i) a percentage of net cash proceeds of certain asset sales and casualty and condemnation events in excess of certain thresholds (subject to certain reinvestment rights), (ii) net cash proceeds of any issuance of debt, excluding permitted debt issuances and (iii) a percentage of Excess Cash Flow (as defined in the Senior Secured Credit Facilities) in excess of certain thresholds during a fiscal year.

Guarantees, Covenants and Events of Default

Subject to certain customary exceptions and limitations, all obligations under the Senior Secured Credit Facilities are guaranteed by Expo Event Midco, Inc. and all of EEH’s direct and indirect wholly-owned domestic subsidiaries, and such obligations and the related guarantees are secured by a perfected first priority security interest in substantially all tangible and intangible assets owned by EEH or by any guarantor.

The Senior Secured Credit Facilities contain customary incurrence-based negative covenants, including limitations on indebtedness; limitations on liens; limitations on certain fundamental changes (including, without limitation, mergers, consolidations, liquidations and dissolutions); limitations on asset sales; limitations on dividends and other restricted payments; limitations on investments, loans and advances; limitations on payments, repayments and modifications of subordinated indebtedness; limitations on transactions with affiliates; limitations on changes in fiscal periods; limitations on agreements restricting liens and/or dividends; and limitations on changes in lines of business.

In addition, the Revolving Credit Facility contains a financial covenant requiring EEH to comply with a 5.50 to 1.00 Total First Lien Net Leverage Ratio. This financial covenant is tested quarterly only if the aggregate amount of revolving loans, swingline loans and letters of credit outstanding under the Revolving Credit Facility (net of up to $10.0 million of outstanding letters of credit) exceeds 35% of the total commitments thereunder.

Events of default under the Senior Secured Credit Facilities include, among others, nonpayment of principal when due; nonpayment of interest, fees or other amounts; cross-defaults; covenant defaults; material inaccuracy of representations and warranties; certain bankruptcy and insolvency events; material unsatisfied or unstayed judgments; certain ERISA events; change of control; or actual or asserted invalidity of any guarantee or security document.

The foregoing description of the Senior Secured Credit Facilities does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement filed as Exhibit 10.1 herein and incorporated by reference herein. Capitalized terms not defined herein have the meanings set forth in the Amended and Restated Credit Agreement.

Item 2.02. Results of Operations and Financial Condition.

On May 25, 2017, the Company issued a press release announcing the results of the Company for the first quarter ended March 31, 2017. A copy of the press release is being furnished as Exhibit 99.1 attached hereto and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Senior Secured Credit Facilities is incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On May 25, 2017, the Company also announced that the Board of Directors of the Company approved the payment of a cash dividend of $0.07 per share to holders of the Company’s common stock for the quarter ending June 30, 2017, which is expected to be paid on or about June 21, 2017 to stockholders of record on June 7, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Credit Agreement, among Emerald Expositions Holding, Inc., the guarantors party thereto, Bank of America, N.A. and the other lenders party thereto, dated May 22, 2017.

99.1	Press Release issued by Emerald Expositions Events, Inc. dated May 25, 2017, announcing results for the first quarter ended March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2017		EMERALD EXPOSITIONS EVENTS, INC.

	By:	/s/ David Gosling
David Gosling
Senior Vice President, General Counsel and Secretary